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                                                                      EXHIBIT 21

                                 SUBSIDIARIES
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                                                             JURISDICTION OF                %
        SUBSIDIARY                                           INCORPORATION              OWNERSHIP
Rutter & Co.                                                    Holland                   100%
     Rutter Instrumentation S.A.R.L.                            France                    100%
     Systech B.V.                                               Holland                   100%
ThermedeTec Corporation                                         Delaware                  100%
     Thermedics Detection de Argentina S.A.                     Argentina                 100%
     Thermedics Detection de Mexico, S.A. de C.V.               Mexico                    100%
     Thermedics Detection GmbH                                  Germany                   100%
     Thermedics Detection Limited                               United Kingdom            100%
     Thermedics Detection Scandinavia AS                        Norway                    100%

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